UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2026

Graham Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-08462	16-1194720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Florence Avenue, Batavia, New York	14020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 343-2216

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	GHM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 14, 2026, Graham Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accounts advised by T. Rowe Price Investment Management, Inc. (the “Investors”) pursuant to which the Company agreed to sell an aggregate of 599,808 shares of its common stock, par value $0.10 per share (the “Shares”) for $83.36 per share for aggregate gross proceeds of $50 million (the “PIPE”). The PIPE is expected to close on or about April 16, 2026, subject to customary closing conditions. The Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the Company and the Investors.

Further, pursuant to the terms of the Purchase Agreement, the Company has agreed to enter into a registration rights agreement (the “Registration Rights Agreement”) with each of the Investors on the day of closing of the PIPE. Under the Registration Rights Agreement, the Company will agree to register the Shares on a registration statement to be filed with the Securities and Exchange Commission (the “SEC”) within 30 calendar days following the closing of the PIPE and will agree to use its reasonable best efforts to have the registration statement declared effective upon the earlier of: (i) the 75th calendar day following the initial filing date of the registration statement if the SEC notifies the Company that it will “review” the registration statement and (ii) the fifth Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

Capitalized terms used herein and not otherwise defined have the meanings given such terms in the Purchase Agreement. The foregoing summaries of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Registration Rights Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.1 and 10.2, respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, the Company has agreed to sell to the Investors an aggregate of 599,808 shares of the Company’s common stock. The offer and sale of the Shares to the Investors is being completed in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act or Rule 506(b) of Regulation D of the Securities Act.

The information in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01.	Regulation FD Disclosure.

On April 15, 2026, the Company issued a press release announcing the PIPE. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated April 14, 2026.

10.2	Form of Registration Rights Agreement.

99.1	Press Release dated April 15, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Graham Corporation

Date: April 15, 2026	By:	/s/ Christopher J. Thome
Christopher J. Thome
Vice President – Finance, Chief Financial Officer and Chief Accounting Officer